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                                                             Exhibit (a)(1)(E)

                            Purchase Offer for Cash
                                     by the
                           TAIWAN GREATER CHINA FUND
                                   for up to
                    10,899,658 Shares of Beneficial Interest
                                       at
                        99% of Net Asset Value Per Share

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          THE PURCHASE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS
               WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
           SEPTEMBER 3, 2004, UNLESS THE PURCHASE OFFER IS EXTENDED.
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                                                                  August 6, 2004

To Our Clients:

    Enclosed for your consideration is the Purchase Offer Statement, dated August 6, 2004 (the 'Purchase Offer Statement'), of the Taiwan Greater China Fund, a Massachusetts business trust registered under the Investment Company Act of 1940 as a diversified closed-end investment company (the 'Trust'), and a related specimen Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the 'Purchase Offer'), pursuant to which the Trust is offering to purchase up to 10,899,658 shares of its outstanding shares of beneficial interest, par value $0.01 per share, at 99% of the Trust's net asset value per share at the close of business on the Expiration Date (as defined below), net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Purchase Offer. The Trust may elect, but shall not be obligated, to purchase additional shares pursuant to the Purchase Offer. The Purchase Offer Statement and specimen Letter of Transmittal are being forwarded to you as the beneficial owner of shares held by us in your account but not registered in your name. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND ONLY PURSUANT TO YOUR INSTRUCTIONS.

    THE SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    The Purchase Offer provides shareholders with an alternative source of liquidity for their investment in the Trust and is part of the Trust's efforts to provide additional value to shareholders and narrow the discount to net asset value at which the shares tend to trade. The Purchase Offer provides a means for shareholders who want to sell their shares to do so at a price close to net asset value per share.

    YOUR ATTENTION IS CALLED TO THE FOLLOWING:

     the Purchase Offer expires at 5:00 p.m., New York City time, on September 3, 2004, unless extended (the 'Expiration Date');

     the purchase price is 99% of the Trust's net asset value per share determined as of the close of the regular trading session of the New York Stock Exchange on the Expiration Date, net to you in cash;

     the Purchase Offer is for up to one-third of the Trust's issued and outstanding shares of beneficial interest and is not conditioned upon any minimum number of shares being validly tendered;

     shareholders who tender their shares will not be obligated to pay brokerage commissions on the purchase of the shares by the Trust pursuant to the Purchase Offer, but a broker, dealer or other person may charge a fee for processing the transaction(s) on your behalf;




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     tendering shareholders will bear any related costs of delivery and transfer, but the Trust will bear the expenses of the Purchase Offer, which include the costs of producing and mailing the Purchase Offer Statement and other documents and other expenses of the Depositary and the Information Agent;

     shares must be properly tendered by 5:00 p.m., New York City time, on the Expiration Date to ensure that at least some of your shares will be purchased if there is proration;

     your instructions to us should be forwarded in ample time to permit us to submit a timely tender on your behalf; and

     the Purchase Offer is subject to the terms and conditions set forth in the Purchase Offer Statement, which you should read carefully.

    IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR SHARES, PLEASE KINDLY SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM SET FORTH ON THE NEXT PAGE. AN ENVELOPE TO RETURN YOUR INSTRUCTIONS TO US IS ENCLOSED. IF YOU AUTHORIZE THE TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED BY YOU IN THE INSTRUCTION FORM.

    THE ENCLOSED SPECIMEN LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND SHOULD NOT BE USED TO TENDER SHARES UNLESS YOU ELECT TO BECOME THE DIRECT RECORD OWNER OF YOUR SHARES. THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND THE RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL OTHER CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

    As described in the Purchase Offer, if more than 10,899,658 shares (or such greater number of shares as the Trust may elect to purchase) are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, subject to the terms and conditions of the Purchase Offer Statement, the Trust will purchase all shares validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date, on a pro rata basis (excluding shares tendered by holders of not more than 99 shares who tender all such shares and with appropriate adjustments to avoid purchases of fractional shares).

    The Purchase Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of shares residing in any jurisdiction in which the making of the Purchase Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

    NEITHER THE TRUST NOR ITS BOARD OF TRUSTEES IS MAKING ANY RECOMMENDATION AS TO WHETHER ANY SHAREHOLDER SHOULD TENDER OR REFRAIN FROM TENDERING SHARES. THE TRUST HAS BEEN ADVISED THAT NO TRUSTEE OR OFFICER OF THE TRUST WILL PARTICIPATE IN THE PURCHASE OFFER.

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                                  INSTRUCTIONS

    THIS FORM IS NOT TO BE USED TO TENDER SHARES DIRECTLY TO THE DEPOSITARY. IT SHOULD BE SENT TO YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE ONLY IF THAT FIRM IS THE HOLDER OF RECORD OF YOUR SHARES AND WILL BE TENDERING SHARES ON YOUR BEHALF. THE DEPOSITARY MUST RECEIVE YOUR SHARES NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON SEPTEMBER 3, 2004.

    The undersigned acknowledge(s) receipt of your letter enclosing the Purchase Offer Statement, dated August 6, 2004, and a specimen Letter of Transmittal relating to the Purchase Offer by the Trust to purchase up to 10,899,658 shares of its outstanding shares of beneficial interest or such greater number of shares as the Trust may elect to purchase.

    This will instruct you to tender to the Trust the number of shares indicated below (or, if no number is indicated below, all shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Purchase Offer Statement and in the related specimen Letter of Transmittal that you have furnished to the undersigned.

    DO NOT COMPLETE THIS FORM IF YOU HAVE DECIDED NOT TO TENDER YOUR SHARES.

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                        SHARES TENDERED

  Indicate below the aggregate number of shares to be tendered by us:

                   ------------------- shares
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                                  ODD LOTS
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      This section is to be completed ONLY if shares are being
  tendered by or on behalf of a holder owning an aggregate of not more than 99 shares, all of which are being tendered.
  The undersigned:

  [ ] Is the beneficial or record owner of an aggregate of not more than 99 shares, all of which are being tendered, and hereby represents that this information is true and correct as to the undersigned.
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  Signature:_______________________________________________________________

  Name:____________________________________________________________________
                               (Please Print)

  Account Number:__________________________________________________________

  Address:_________________________________________________________________

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  (Area Code) Telephone Number:____________________________________________

  Taxpayer Identification or Social Security Number:_______________________

  Date: _________________________, 2004

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